EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the inclusion in this Form 8-K and to the incorporation by reference in the following Registration Statements of Rock-Tenn Company of our report dated June 20, 2007 on the financial statements of Southern Container Corp. as of December 30, 2006 and December 31, 2005 and for the each of the three years in the period ended December 30, 2006, as included in this Form 8-K.
(i) the Registration Statement (Form S-8 No. 333-77237) pertaining to the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1988 Stock Option Plan and the Rock-Tenn Company 1987 Stock Option Plan;
(ii) the Registration Statement (Form S-8 No. 33-83304) pertaining to the Rock-Tenn Company 1993 Employee Stock Option Plan, the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the Rock-Tenn Company Incentive Stock Option Plan, and the Rock-Tenn Company 1987 Stock Option Plan;
(iii) the Registration Statement (Form S-3 No. 333-62338) of Rock-Tenn Company pertaining to the registration of $300,000,000 of debt securities;
(iv) the Registration Statement (Form S-8 No. 333-104870) pertaining to the Rock-Tenn Company Supplemental Retirement Savings Plan;
(v) the Registration Statement (Form S-8 No. 333-113212) pertaining to the Rock-Tenn Company 1993 Employee Stock Purchase Plan;
(vi) the Registration Statement (Form S-8 No. 333-62346) pertaining to the Rock-Tenn Company 1993 Employee Stock Purchase Plan, the 2000 Incentive Stock Plan, and the Rock-Tenn Company 2004 Incentive Stock Plan;
(vii) the Registration Statement (Form S-8 No. 333-122745) pertaining to the Rock-Tenn Company 2004 Incentive Stock Plan;
(viii) the Registration Statement (Form S-3 No. 333-133986) of Rock-Tenn Company pertaining to the registration of $500,000,000 of debt securities, Preferred Stock and Class A Common Stock; and
(ix) the Registration Statement (Form S-8 No. 333-140597) of Rock-Tenn Company pertaining to the 1993 Employee Stock Purchase Plan and the Rock-Tenn Company 2004 Incentive Stock Plan.

PricewaterhouseCoopers LLP
Melville, New York
March 10, 2008